Execution Version
AMENDMENT TO SECOND AMENDED AND RESTATED
SUPPLY AND OFFTAKE AGREEMENT
This AMENDMENT TO SECOND AMENDED AND RESTATED SUPPLY AND OFFTAKE AGREEMENT (this “Amendment”), dated as of February 13, 2023, is made by and among Par Hawaii Refining, LLC, a Hawaii limited liability company (the “Company”), Par Petroleum, LLC, a Delaware limited liability company (the “Guarantor”), and J. Aron & Company LLC, a New York limited liability company (“Aron”) (each referred to individually as a “Party” and collectively, the “Parties”).
RECITALS
A.    The Company owns and operates the Refinery for the processing and refining of crude oil and other feedstocks and the recovery therefrom of refined products.
B.    The Parties have entered into that certain Second Amended and Restated Supply and Offtake Agreement, dated as of June 1, 2021 (as from time to time amended, modified, supplemented, extended, renewed and/or restated, the “S&O Agreement”), pursuant and subject to which Aron has agreed to supply crude oil to the Company to be processed at the Refinery and purchase refined products from the Company produced at the Refinery.
C.    The Parties have agreed to amend the S&O Agreement pursuant to the terms set forth herein.
AGREEMENTS
NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, subject to the terms and conditions hereinafter set forth, agree as follows:
Section 1Definitions; Interpretation
Section 1.1Defined Terms. All capitalized terms used in this Amendment (including in the Recitals hereto) and not otherwise defined herein shall have the meanings assigned to them in the S&O Agreement, as amended hereby.
Section 1.2Interpretation. The rules of construction set forth in Section 1.2 of the S&O Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
Section 2Amendments to S&O Agreement.
Section 1.1 Upon the effectiveness of this Amendment, the S&O Agreement is hereby amended as follows:
(a)The following defined terms (or portions thereof): “ABL Agent”, “ABL Facility”, “Note Collateral”, and clause (b) of “Permitted Liens”, are hereby amended and restated to read as follows:
“ABL Agent” means (x) Bank of America, N.A. in its capacity as administrative agent and collateral agent for the lenders under the ABL Facility referenced in clause (i) of the definition thereof and (y) Wells Fargo Bank, National Association as

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administrative agent and collateral agent for the lenders under the ABL Facility referenced in clause (ii) of the definition thereof, and in each case any successors and assigns or replacements in such capacity.
“ABL Facility” means (i) the Loan and Security Agreement dated as of the First Restatement Effective Date, among Par LLC and certain of its subsidiaries as co-borrowers, and certain subsidiaries of Par LLC as guarantors, the ABL Agent, and the banks and other financial institutions party thereto and (ii) following the termination of the Loan and Security Agreement referenced in clause (i) hereof, a loan and security agreement, to be date on or about the date of such termination, among Par LLC and certain of its subsidiaries, as co-borrowers, and certain subsidiaries of Par LLC as guarantors, the ABL Agent, and the banks and other financial institutions party thereto, each as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.
“Note Collateral” means assets of the Company on which the Company has granted, or hereinafter grants, Liens to secure obligations under the Indentures, the Notes, the Term Loan Agreement and certain pari passu hedging agreements and pari passu indebtedness, in each case, other than the Term Loan Agreement referenced in clause (ii) of the definition thereof, pursuant to the Security Agreement, Mortgages and other Security Documents (each as defined in the Collateral Trust and Intercreditor Agreement).
clause (b) of Permitted Liens:
(b) Liens securing Indebtedness permitted under Section 18.5(c)(ii)(B) and Section 18.5(c)(ii)(P) and any amendments, restatements, amendment and restatements, supplements, other modifications, refinancings, refundings, renewals or extensions thereof; provided that through such amendment, restatement, amendment and restatement, supplement, modification, refinancing, refunding, renewal or extension (1) the Company and its Subsidiaries shall not provide security for such Indebtedness to the extent such security would include types of collateral not previously included therein, (2) the amount of Indebtedness secured or benefited thereby is not increased except as contemplated by Section 18.5(c)(ii)(B) and Section 18.5(c)(ii)(P), (3) no Subsidiary of the Company shall be required to guarantee such Indebtedness unless such Person has guaranteed the Obligations and (4) any refinancings, refundings, renewals or extensions of the obligation secured or benefitted thereby is permitted by Section 18.5(c)(ii)(B) and Section 18.5(c)(ii)(P);

(b)Section 1.2 of the S&O Agreement is amended by inserting a new clause (m) at the end thereof reading as follows:
(m) Each reference in this Agreement to “as defined in the Collateral Trust and Intercreditor Agreement”, “as defined in the Indenture” or other reference that requires use of a term or calculation in the Collateral Trust and Intercreditor Agreement or the Indenture, as applicable, is hereby amended to refer to “(as defined in the Collateral Trust and Intercreditor Agreement, until the satisfaction and discharge thereof, and

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thereafter, as defined in the Term Loan Agreement, and, to the extent not defined in the Term Loan Agreement, as defined in the Collateral Trust and Intercreditor Agreement immediately prior to the satisfaction and discharge thereof)” or “(as defined in the Indenture, until the satisfaction and discharge thereof, and thereafter, as defined in the Term Loan Agreement, and, to the extent not defined in the Term Loan Agreement, as defined in the Indenture immediately prior to the satisfaction and discharge thereof)”, as applicable or otherwise referenced, after the satisfaction and discharge of the Collateral Trust and Intercreditor Agreement or the Indenture, as applicable, the Term Loan Agreement or, if not applicable to the Term Loan Agreement, the Collateral Trust and Intercreditor Agreement or the Indenture, as applicable, immediately prior to the satisfaction and discharge thereof.
(c)Section 18.5(c)(ii)(P) of the S&O Agreement is amended and restated in its entirety to read as follows:
(P) Indebtedness with respect to (i) the Term Loan and Guaranty Agreement, dated as of January 11, 2019, among Par Pacific, Par Petroleum, LLC, Par Petroleum Finance Corp., the guarantors party thereto from time to time, the lenders party thereto from time to time and Goldman Sachs Bank USA, as administrative agent for the lenders, in an aggregate principal amount not to exceed $250,000,000, plus additional principal amounts that are permitted to be incurred thereunder (as such agreement was in effect on January 11, 2019 and without giving effect to any amendments thereto) or (ii) following the termination of the Term Loan and Guaranty Agreement referenced in clause (i) hereof, a term loan credit agreement, to be dated on or about March 1, 2023, among Par Pacific, Par Petroleum, LLC, Par Petroleum Finance Corp., Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC, BOFA Securities Inc., and MUFG Bank, LTD., as joint lead arrangers and joint bookrunners, and the financial institutions from time to time party thereto, in an aggregate principal amount not to exceed $600,000,000 plus additional principal amounts that are permitted to be incurred thereunder, in each case with any refinancing, refunding, renewal or extension thereof, and in each case, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time to the extent not prohibited by this Agreement (collectively, the “Term Loan Agreement”); provided that, in connection with any amendment, restatement, supplement, replacement, refinancing, refunding, renewal or extension or other modification thereof (1) the aggregate principal amount of such Indebtedness is not increased at the time of such amendment, restatement, supplement, replacement, refinancing, refunding, renewal or extension  or other modification except by (A) additional principal amounts that are contemplated by the Term Loan Agreement and (B) an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder and (2) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such amendment, restatement, supplement, replacement, refinancing, refunding, renewing or extending or other modification of such Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Company or Aron than the terms of any agreement or instrument governing the Indebtedness being amended, restated, supplemented, replaced, refinanced, refunded, renewed or extended or otherwise modified and the interest rate applicable to any such amendment, restatement, supplement, replacement, refinancing, refunding, renewing or extending or other modification of such Indebtedness does not exceed the then applicable market interest rate; and

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Section 1.2References Within S&O Agreement. Each reference in the S&O Agreement to “this Agreement” and the words “hereof,” “hereto,” “herein,” “hereunder,” or words of like import, and each reference in any other Transaction Document to “the S&O Agreement” and the words “thereof,” “thereto,” “therein,” “thereunder” or words of like import, in each case, shall mean and be a reference to the S&O Agreement as amended hereby.
Section 3Representations and Warranties
To induce the other Party to enter into this Amendment, each Party hereby represents and warrants that (i) it has the limited liability company, governmental or other legal capacity, authority and power to execute this Amendment, to deliver this Amendment and to perform its obligations under the S&O Agreement, as amended hereby, and has taken all necessary action to authorize the foregoing; (ii) the execution, delivery and performance of this Amendment does not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or Governmental Authority applicable to it or any of its assets or subject; (iii) all governmental and other consents required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect; (iv) its obligations under the S&O Agreement, as amended hereby, constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law); and (v) no Event of Default with respect to it has occurred and is continuing.
Section 4Reaffirmation
All of the terms and provisions of the S&O Agreement shall, as amended and modified hereby, remain in full force and effect. Each of the Company and the Guarantor hereby agrees that the amendments and modifications herein contained shall in no manner affect (other than as expressly provided herein) or impair its obligations under the S&O Agreement and the other Transaction Documents or the Liens securing the payment and performance thereof. Each of the Company and the Guarantor hereby ratifies and confirms all of its respective obligations and liabilities under the Transaction Documents to which it is a party, as expressly modified herein, and the Guarantor ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee, the obligations of the Company under the Transaction Documents, as expressly modified herein.
Section 5Miscellaneous
Section 1.1S&O Agreement Otherwise Not Affected. Except for the amendments pursuant hereto, the S&O Agreement remains unchanged. Other than as amended hereby, the S&O Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. The execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith by either Party shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future. For all purposes of the S&O Agreement and the other Transaction Documents, this Amendment shall constitute a “Transaction Document.”
Section 1.2No Reliance. Each Party hereby acknowledges and confirms that it is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

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Section 1.3Costs and Expenses. The Company acknowledges and confirms that, pursuant to Section 21.5 of the S&O Agreement, it is responsible for the payment of all reasonable out-of-pocket expenses incurred by Aron and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Aron) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment, the other agreements amended in connection herewith, and the transactions contemplated hereby or thereby.
Section 1.4Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Company, the Guarantor, Aron and their respective successors and assigns. This Amendment shall become effective upon receipt by Aron of fully executed counterparts of this Amendment by the Company and the Guarantor.
Section 1.5Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.
Section 1.6Amendments. This Amendment may not be modified, amended or otherwise altered except by written instrument executed by the Parties’ duly authorized representatives.
Section 1.7 Counterparts. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Section 1.8Interpretation. This Amendment is the result of negotiations between the Parties and has been reviewed by counsel to each of the Parties, and is the product of all Parties hereto. Accordingly, this Amendment shall not be construed against either Party merely because of such Party’s involvement in the preparation hereof.

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IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be executed by its duly authorized representative as of the date first above written.

J. ARON & COMPANY LLC

By:    /s/ Simon Collier
Name:    Simon Collier
Title:    Attorney-In-Fact

PAR HAWAII REFINING, LLC

By:    /s/ Shawn Flores
Name:    Shawn Flores
Title:    SVP, Chief Financial Officer

PAR PETROLEUM, LLC

By:    /s/ Shawn Flores
Name:    Shawn Flores
Title:    SVP, Chief Financial Officer

SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND
RESTATED SUPPLY AND OFFTAKE AGREEMENT